UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Montage Managers Trust

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)
Montage Managers Trust 11300 Tomahawk Creek Parkway Suite 200 Leawood, Kansas (Address of principal executive offices)	66211 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Tortoise North American Pipeline Fund	NYSE Arca, Inc.	47-3804793

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-201441

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-201441 and 811-23023), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001398344-15-003807) on June 9, 2015, which is incorporated herein by reference.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust, dated November 22, 2014, and as filed with the state of Delaware on November 24, 2014, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-201441 and 811-23023), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR Accession No. 0001398344-15-003807 on January 12, 2015.

B.	Registrant’s Declaration of Trust dated November 21, 2014 is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-201441 and 811-23023), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR Accession No. 0001398344-15-003807 on January 12, 2015.

C.	Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-201441 and 811-23023), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR Accession No. 0001398344-15-003807 on January 12, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Montage Managers Trust

Date: June 15, 2015	By:	/s/ Gary Henson
Gary Henson
President